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CUSIP No. 66986 10 8                                         Page 18 of 18 Pages
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                                   EXHIBIT 1

                                 JOINT FILING
                                 ------------

     Kirk Family Limited Partnership, S. Kirk, S.C., Kirk Eye Center, S.C., Scott H. Kirk, M.D. and Kent A. Kirk, M.D. agree that the Schedule 13G to which this Agreement is attached is being filed on behalf of each of S. Kirk, S.C., Kirk Eye Center, S.C., Scott H. Kirk, M.D. and Kent A. Kirk, M.D.

Date:  February 11, 2000


                              KIRK FAMILY LIMITED PARTNERSHIP

                              By:  S. Kirk, S.C., its General Partner

                                    By:  /s/ SCOTT H. KIRK, M.D.
                                         --------------------------------
                                    Its: President



                              S. KIRK, S.C.

                              By:  /s/ SCOTT H. KIRK, M.D.
                                   ------------------------------------------
                              Its: President



                              KIRK EYE CENTER, S.C.

                              By:  /s/ KENT A. KIRK, M.D.
                                   ------------------------------------------
                              Its: President



                              By:  /s/ SCOTT H. KIRK, M.D.
                                   ------------------------------------------
                                   Scott H. Kirk, M.D.



                              By:  /s/ KENT A. KIRK, M.D.
                                   ------------------------------------------
                                   Kent A. Kirk, M.D.